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                                                                   Exhibit 10.10



                             TUSCARORA INCORPORATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                              STATEMENT OF INTENT

         The Employer has adopted this Tuscarora Incorporated Supplemental Executive Retirement Plan ("Plan") in order to provide certain eligible executive and senior management employees of the Employer with supplemental retirement benefits, in addition to amounts provided by the Employer's qualified retirement plans and by Social Security. The Employer acknowledges that the Plan is an "employee pension benefit plan" within the meaning of
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to be an "unfunded [plan] maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" which is eligible for the exemptions applicable to such plans under Titles I and IV of ERISA (and which is not subject to any requirement imposed under Section 401(a) of the Code); the Plan is further intended to provide for benefits that are not taxable as income to each Participant until such time as such benefits are paid to the Participant. The Plan is intended to be generally effective as of March 1, 1996.

         1. ELIGIBLE EXECUTIVES. In order to be eligible to receive an allocation to a book account for any Plan Year hereunder, an individual must be
(i) an employee of the Employer in active employment with the Employer during all or part of a Plan Year, (ii) who is an executive or senior management employee, and (iii) who has been previously designated by the Compensation Committee of the Employer's Board of Directors, in its sole discretion, as eligible to participate in this plan, has been provided a Participation Agreement providing for participation herein, has executed and returned the Participation Agreement as provided therein, and such designation and agreement has not been revoked by the Compensation Committee in its sole discretion prior to such date. An individual who satisfies these requirements, who has had an amount credited to a bookkeeping account on his/her behalf hereunder, and who has not yet been paid out all of the amounts credited on his/her behalf hereunder shall be hereinafter referred to as a "Participant." For purposes of this Plan, the "Plan Year" shall be the 12-month period beginning on September 1 and ending on the succeeding August 31 (with an initial "short plan year" beginning on March 1, 1996 and ending on August 31, 1996).

         2. PERCENTAGE ALLOCATION. A Participant shall have allocated to a book account on his/her behalf under this Plan for each quarter during a Plan Year, the applicable percentage of his/her Compensation for such quarter. For purposes of this Plan, "Compensation" shall mean the Participant's salary and bonus paid by the Employer, plus any elective contributions which are excludable from gross income under Code Section 125 (cafeteria plans) or
Section 402(e)(3) (401(k) cash or deferred arrangements). The applicable percentage for any Participant shall be the amount determined by the Compensation Committee, in its sole discretion, as the applicable percentage and disclosed to the Participant in his/her Participation Agreement; such amount may be changed from time to time by the Compensation Committee, in its sole discretion, with written notice to affected Participants, without the necessity for a formal Plan amendment.

         3. CREDITING TO PARTICIPANT ACCOUNTS. Amounts allocable on behalf of a Participant under paragraph (2) above shall be credited to an account on the Employer's books in the Participant's name, as of the last day of each quarter during the Plan Year for which such amounts are to be credited. There shall also be credited to a Participant's account for each quarter on such date simple interest at the "Plan Rate." The "Plan Rate" for each quarter shall be

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the rate announced by Mellon Bank, N.A. as its prime rate as in effect on the first day of such quarter.

         4. VESTING OF ACCOUNT BALANCES. All amounts credited to a Participant's bookkeeping account shall become fully vested upon the Participant's completion of five Years of Service (as such term is defined in the Tuscarora Incorporated and Subsidiary Companies Salaried Employees' Money Purchase Pension Plan), or upon the Participant's termination of employment due to death or a permanent disability which qualifies the Participant for benefits under the Employer's long-term disability plan, and shall not be subject to forfeiture thereafter except as provided in the following two sentences. Notwithstanding the foregoing, no benefits shall be payable under this Plan to or on behalf of a Participant, and any benefits in pay status shall cease to be paid, if the Participant's employment is terminated for cause amounting to gross misconduct or if the Employer's Board of Directors determines, in its sole discretion, that the Participant has taken actions which have willfully or through gross negligence injured the Employer or any parent, affiliated, subsidiary or related company. Injuring the Employer or any parent, affiliated, subsidiary or related company willfully or through gross negligence would include, without limitation, embezzlement, destruction of Employer property or property of any parent, affiliated, subsidiary or associated company, revelation of trade secrets, disclosure of customer lists, or violation of the terms of any covenant not to compete between the Employer and the Participant, any of which results in harm to the Employer's assets, reputation, good will or business or those of any parent, affiliated, subsidiary or associated company. Moreover, a Participant's right to receive or to continue receiving benefits hereunder shall be subject to such additional conditions as may be set forth in his/her Participation Agreement. A Participant who terminates employment with the Employer for any reason prior to completion of five Years of Service, death or disability shall forfeit his/her account balance and all right to benefits hereunder, unless the Compensation Committee determines, in its sole discretion, and subject to such conditions as it may determine appropriate, to grant vesting of benefits hereunder.

         5. COMMENCEMENT OF PARTICIPANT'S BENEFIT PAYMENTS. Payment of the Participant's account balance to the Participant shall commence as soon as practicable after the later of the Participant's termination of employment or the Participant's attainment of age 55 (provided, that where the Participant's employment terminates due to a permanent disability which qualifies him/her for benefits under the Employer's long-term disability plan, benefits may commence upon the Participant's termination of employment without regard to the age 55 requirement). The Participant and Employer may mutually agree prior to the date of distribution to change that date upon such terms and conditions as the Employer shall, in its sole discretion, deem necessary or appropriate.

         6. FORM OF BENEFIT. The Participant's benefit shall be paid in one of the following forms, as elected by the Participant: A single life annuity, a joint and 50% survivor annuity, a joint and 100% survivor annuity, or a single life annuity with 60, 120 or 180 months guaranteed, which in each case is the actuarial equivalent of the amount credited to the Participant's book account hereunder on the last day of the calendar quarter in which his/her employment terminates (or he/she attains age 55, as applicable). Such election must be made on a form provided by the Employer, and must be made at least twelve (12) months before the date of commencement (and, where applicable, must designate the Participant's survivor annuitant or the beneficiary of the Participant's guaranteed payments). Upon such terms and conditions as the Employer shall, in its sole discretion, deem necessary or appropriate, the Employer and Participant may mutually agree prior to distribution to change the payment form to any other actuarially equivalent form of payment, and/or the Employer may determine to honor an election of form of payment made less than twelve (12) months prior to commencement. Where the Participant elects a joint and survivor annuity, and the survivor annuitant dies after commencement but prior to the Participant's death, no new election shall be permitted, and the Participant shall continue to receive his/her life annuity benefit in the amount in effect prior to









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the survivor annuitant's death. Where the Participant elects a single life annuity with guaranteed payments, and the person designated to receive such guaranteed payments predeceases the Participant, the Participant shall be permitted to substitute a new beneficiary. Actuarial equivalence for all purposes under this Plan shall be determined using the factors specified on Exhibit A hereof. Notwithstanding any other provision hereof, the Compensation Committee may pay a Participant's benefit in the form of a single lump-sum distribution, immediately upon the Participant's termination of employment, where it determines in its sole discretion that it is necessary or appropriate to do so (including, by way of example and not limitation, where the benefit is sufficiently small that periodic payment would be administratively burdensome), provided that the amount of such lump-sum distribution would not exceed $50,000.

         7. DEATH BENEFITS. The following death benefits are payable under this Plan:

         (a) If a Participant dies after benefit payments have commenced under this Plan, a death benefit shall be payable only if the applicable payment form provides for a survivor benefit. The survivor benefit shall be payable to the survivor annuitant or beneficiary named by the Participant. If the Participant has not named a beneficiary at the time of his/her death, or his/her beneficiary predeceases him/her and no substitute beneficiary has been named, no death benefit shall be payable hereunder.

         (b) If a Participant dies before benefit payments have commenced hereunder, a death benefit shall be payable to the beneficiary named by the Participant to receive such benefit. If the Participant has not named such a beneficiary at the time of death, or his/her named beneficiary has predeceased him/her and no substitute beneficiary has been named, no death benefit shall be payable hereunder. The death benefit shall be payable in the form of a single-life annuity for the life of the beneficiary (who must be a natural person), which is the actuarial equivalent of the Participant's account balance on the last day of the calendar quarter of his/her death. Payment shall commence as soon as practicable after the Participant's death. The Compensation Committee, upon request of a Participant or beneficiary, may agree in its sole discretion to permit distribution upon a Participant's death prior to commencement to be made in a different time or form, on such conditions and subject to such restrictions as it may deem necessary or appropriate.

         8. PLAN IS NOT FUNDED. All benefit payments made pursuant to this Plan shall be paid in cash from the Employer's general assets. No Employer assets shall at any time be set aside in a trust or other separate account or arrangement to make benefit payments under this Plan. The Participant and any survivor annuitant or beneficiary shall have only the rights of a general unsecured creditor of the Employer with respect to any rights they may have hereunder. Nothing contained herein shall be construed as constituting a guaranty that the Employer's assets will be sufficient to pay any benefits under this Plan.

         9. NONTRANSFERABILITY OF BENEFITS. The rights of each Participant and any survivor annuitant or beneficiary under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, accelerated or encumbered. Notwithstanding the preceding sentence, the benefits payable under this Plan may, in the Employer's discretion, be offset by any liability of the Participant and any other amounts owed or otherwise payable by the Participant to the Employer. An amount will be subject to offset hereunder if owed or otherwise payable by the Participant at any time and for any reason, including (but not limited to) a loan to the Participant, recovery of amounts due to misconduct of the Participant, or any other liability or obligation of the Participant of any type, as determined by the Employer.












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         10. EXPENSES. The expenses of administering this Plan shall be borne by the Employer.

         11. TAX LIABILITY. The Employer may withhold from any benefit payment made pursuant to this Plan any Federal, state or local taxes required to be withheld with respect to such payment. Moreover, amounts allocated to a book account hereunder are subject to withholding as required under the Federal Insurance Contributions Act (FICA); such withholding may be taken by the Employer from a Participant's regular salary or other compensation.

         12. APPLICABLE LAW. This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, to the extent applicable and not preempted by federal law.

         13. EFFECT ON EMPLOYMENT RIGHTS. Nothing in this Plan shall be construed as giving any Participant any right to continued employment with the Employer.

         14. SEVERABILITY. If any portion of this Plan shall be held invalid or illegal for any reason, such event shall not affect or render invalid or unenforceable the remainder of this Plan.

         15. BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of each Participant, his/her survivor annuitant or beneficiary (as determined in accordance with paragraphs 6 and 7, above) and the Employer and its successors and assigns.

         16. NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to its provisions by either party hereto, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer or any other person and the Participant, his/her designated beneficiary, other beneficiaries of the Participant or any other person.

         17. DETERMINATION OF BENEFITS. The Employer shall make all determinations as to rights to benefits under this Plan. Subject to and in compliance with the specific procedures contained in the applicable regulations under ERISA: (i) any decision by the Employer denying a claim by any person for benefits under this Plan shall be stated in writing and delivered or mailed to such person; (ii) each such notice shall set forth the specific reasons for the denial, written to the best of the Employer's ability in a manner that may be understood without legal or actuarial counsel; and (iii) the Employer shall afford a reasonable opportunity to such person for a full and fair review of the decision denying such claim.

         18. ADMINISTRATION. The Board of Directors of the Employer (or its authorized delegate) shall have full discretionary power and right to interpret, construe and administer this Plan. The interpretation and construction of this Plan by the Board of Directors of the Employer (or such delegate), and any action taken hereunder, shall be final, binding and conclusive upon all parties in interest. No member of the Board of Directors of the Employer or any person acting on its behalf shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act is made in good faith.

         19. AMENDMENT. This Plan may be amended at any time and from time to time in the sole discretion of the Employer, through a resolution adopted or a written instrument issued by the Board of Directors or by a duly authorized officer of the Employer.

         20. TERMINATION. This Plan may be terminated, in whole or part, at any time and from time to time in the sole discretion of the Employer, through a resolution adopted or a written instrument issued by the Board of Directors or by a duly authorized officer of the Employer.













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                                   EXHIBIT A

                          ACTUARIAL EQUIVALENT FACTORS

MORTALITY TABLE: 1983 Individual Annuity Mortality Table (1983 IAM)(Male)

INTEREST RATE: 7.5%
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                             TUSCARORA INCORPORATED

                       CONSENT OF COMPENSATION COMMITTEE
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                OCTOBER 11, 1996

         The undersigned, being all of the members of the Compensation Committee appointed by the Board of Directors of Tuscarora Incorporated, a Pennsylvania corporation, (the "Company") to administer the Company's Supplemental Executive Retirement Plan ("SERP"), do hereby adopt, by unanimous written consent, the following preambles and resolution in accordance with Section 1727(b) of the Pennsylvania Business Corporation Law of 1988, with the same force and effect as if such preambles and resolution had been adopted at a meeting of the Compensation Committee duly called and held on October 11, 1996:


            WHEREAS, in accordance with Section 1 of the SERP, the Compensation Committee has the power and authority to designate, in its sole discretion, certain executives or senior management employees to participate in the SERP and to determine the applicable percentage of compensation and bonus that will be paid by the Company on the participant's behalf; and

            WHEREAS, the Compensation Committee wishes to designate certain employees for participation in the SERP effective as of September 1, 1996;

            NOW, THEREFORE, BE IT RESOLVED, that the Compensation Committee hereby designates the following named persons as participants in the SERP effective as of September 1, 1996, and hereby establishes the percentage set opposite each designee's name as the applicable percentage of compensation to be credited each fiscal quarter to the book accounts of each of the participants, commencing with the first fiscal quarter for the 1997 fiscal year:

         John O'Leary, Jr. -- 6.2%

         Brian Mullins --     6.0%
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         James Brakebill --  8.3%; and

            RESOLVED FURTHER, that in accordance with Section 1 of the Plan, the Compensation Committee, in its sole discretion and without the necessity for formal Plan amendment, may change the percentages indicated above, provided written notice is given to affected participants.

         It is hereby directed that this Consent be duly filed with the records of meetings of the Compensation Committee.

/s/ Thomas S. Blair                            /s/ Harold F. Reed, Jr.
-----------------------------                  ------------------------------
    Thomas S. Blair                                Harold F. Reed, Jr.

/s/ Robert W. Kampmeinert                      /s/ Thomas P. Woolaway
-----------------------------                  ------------------------------
    Robert W. Kampmeinert                          Thomas P. Woolaway




                                      -2-
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                             TUSCARORA INCORPORATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT, between ________________ ("Participant") and TUSCARORA INCORPORATED ("Employer"), dated as of ______________, 19__.

         1. STATEMENT OF INTENT. The Employer, by action of the Compensation Committee of its Board of Directors, has determined to offer Participant the opportunity to participate in the Tuscarora Incorporated Supplemental Executive Retirement Plan ("SERP"), a copy of which is attached hereto. The SERP conditions a Participant's eligibility to participate in the SERP, among other things, on his/her entering into a Participation Agreement ("Agreement"). Participant desires to participate in the SERP. Therefore, in consideration of the foregoing, Participant and Employer hereby enter into this Agreement.

         2. PARTICIPATION/EFFECTIVE DATE. Participant's participation in the SERP shall commence on the first day of the calendar quarter which coincides with or next precedes the date of this Agreement. He/she shall participate in the SERP, subject to all applicable terms, conditions and restrictions set forth therein and in this Agreement. For purposes of this Agreement, the terms of the SERP (as amended from time to time) shall be deemed to be incorporated herein by reference.

         3. APPLICABLE PERCENTAGE. The Participant's applicable percentage (as contemplated in Section 2 of the SERP) as of the Effective Date of his/her participation shall be ___%. Such percentage may be changed at any time by the Compensation Committee by written notice to the Participant; the change shall be effective as of the beginning of the calendar quarter which coincides with or next precedes the later of (i) the date of the notice or (ii) the effective date specified by the Compensation Committee. Such notice will be deemed to amend this Section 3 accordingly.

         4. BENEFICIARY DESIGNATION. In the event the Participant dies prior to the date on which payout of benefits under the SERP commences, the Participant hereby designates the following as his primary and contingent beneficiaries:


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       Primary Beneficiary
       -------------------
Name
       -----------------------------------------------
Address
       -----------------------------------------------
Date of birth
             -----------------------------------------
Soc. Sec. No.
             -----------------------------------------

       Contingent Beneficiary
       ----------------------
Name
       -----------------------------------------------
Address
       -----------------------------------------------
Date of birth
             -----------------------------------------
Soc. Sec. No.
             -----------------------------------------

         (The contingent beneficiary shall become the Participant's beneficiary in the event the primary beneficiary predeceases the Participant.)

         The Participant may revoke or change these designations at any time prior to his/her death by sending a written and signed notice thereof to the Chairman of the Compensation Committee.

         5. FORFEITURE OF BENEFITS. In addition to the conditions and restrictions set forth in Section 4 of the SERP, the Participant hereby agrees that he/she will forfeit all right to any payment of benefits under the SERP (and that any benefit payments that have previously commenced will cease) in the event that the Participant, at any time during the three-year period commencing on the date of his/her termination from employment with the Employer, engages in any of the following conduct:

         (a) solicits or induces, or attempts to solicit or induce, any employee, agent or independent contractor of the Employer or its affiliates to terminate his/her/its relationship with the Employer or its affiliates; or

         (b) accepts any employment by (whether as employee, consultant, independent contractor or otherwise), makes a substantial investment in, or (with the intent to subsequently obtain an investment in, compensation from, or employment by such person or organization) becomes actively interested in, takes part in the affairs of, or gives advice and counsel to any person or organization which is a competitor or which may reasonably be deemed to be a competitor within the market areas in which the Employer's products are sold.

         Participant further agrees that in the event that Participant receives any payment of benefits hereunder after he/she engages in any of the above-described conduct, Participant shall be obligated to return to the Employer any such benefits, plus interest at the Plan Rate from the date of payment. Participant agrees that the Employer may offset any such







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overpayment from any amount otherwise payable to Participant by the Employer.

         6. CONTINUED PARTICIPATION/AMENDMENT OF TERMS. The Participant acknowledges and agrees that his/her continued participation in the SERP is at the sole discretion of the Compensation Committee, and that such participation (and this Agreement) may be terminated or revoked at any time by the Compensation Committee (provided, that except as otherwise contemplated in Section 4 of the SERP and in paragraph 5 hereof, such termination or revocation shall not cause the Participant to forfeit any right to vested benefits which have been credited to the Participant under the SERP prior to such termination or revocation). Moreover, Participant acknowledges and agrees that the Employer has reserved the right to amend or terminate the SERP at any time, in its sole discretion.

         7. EFFECT ON EMPLOYMENT RIGHTS. Nothing in this Agreement shall be construed as giving the Participant any right to continued employment with the Employer.

         8. SEVERABILITY. If any portion of this Agreement shall be held invalid or illegal for any reason, such event shall not affect or render invalid or unenforceable the remainder of this Agreement.

         9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Participant, his/her survivor annuitant or beneficiary and the Employer and its successors and assigns.

         10. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, to the extent applicable and not preempted by federal law.

         IN WITNESS WHEREOF, the Participant and the Employer, by its duly authorized representative, have caused this Agreement to be executed on the day and year first set forth above.

                                      TUSCARORA INCORPORATED

                                      By:
                                         ---------------------------

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